Exhibit 99

Acreage Holdings Reports First Quarter 2022 Financial Results
Achieved 5th consecutive quarter of positive Adjusted EBITDA*

Consolidated revenue increased 48% year-over-year to $57 million in the first quarter

Remodeled House of Brands portfolio with the launch of craft brand Superflux in three markets and expansion of The Botanist product line

New York, May 5, 2022 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE:ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the first quarter ended March 31, 2022 (“Q1 2022”).

First Quarter 2022 Financial Highlights
•Consolidated revenue was $56.9 million for Q1 2022, an increase of 48% year-over-year.
•Gross margin of 52% compared to 48% in Q4 2021, and 54% in Q1 2021.
•Adjusted EBITDA* was $8.6 million in Q1 2022, compared to $1.6 million in Q1 2021. Adjusted EBITDA* as a percentage of consolidated revenue was 15.2% for the first quarter of 2022.
First Quarter 2022 Operational Highlights
•Expanded the Company’s premier brand portfolio with the launch of Superflux, currently available in dispensaries across Illinois, Massachusetts, and Ohio. Superflux is a premium brand focused on honoring the cannabis craft, with each step of the development process designed to preserve the essence of cannabis in all its product forms: flower, live resin vapes, and concentrates.
•Enhanced customer selection and experience by introducing a variety of new and innovative products under The Botanist brand in select markets.
•Completed a licensing agreement with botanica to manufacture and distribute Mr. Moxey’s top-selling and award-winning THC mints in Acreage’s operating markets as regulations allow, including Ohio, New Jersey, Pennsylvania, Illinois, New York, and Maine.
•Strengthened the senior leadership team with the appointment of Dennis Curran as the Company’s Chief Operating Officer and the addition of Steven Strom to its Board of Directors.
Subsequent Events
•Commenced adult-use operations in New Jersey as part of an inaugural group of cannabis operators permitted to launch adult-use sales in the state. Acreage’s products, including its flagship brand The Botanist, are now available for adult-use consumers at its Egg Harbor Township and Williamstown dispensaries in southern New Jersey.
•Closed the sale of the Company’s cultivation and processing facility in Medford, Oregon for total consideration of $2.0 million, and closed its dispensary in Powell, Oregon.
•Completed the consolidation and conversion of its dispensary in Brewer, Maine to adult-use.
•Appointed Corey Sheahan as General Counsel.

Management Commentary
“In the first quarter of 2022, we achieved our fifth consecutive quarter of positive Adjusted EBITDA and sequentially improved our gross margin, while continuing to grow revenue despite industry headwinds and pandemic related challenges in Q1,” said Peter Caldini, CEO of Acreage. “We remain focused and committed to delivering against our strategic priorities of accelerating our growth in our core markets, driving profitability, and strengthening our balance sheet.”
Mr. Caldini continued, “Operationally, we have worked to enhance our product offerings, including our newly launched craft brand Superflux and the recent rollout of a variety of innovative products under The Botanist brand across our footprint. This targeted approach to bringing consumers the premium products they are looking for in each of our markets has enabled us to maintain a top position in many of our core states.”
Mr. Caldini concluded, “Following the end of the quarter we were thrilled to begin adult-use sales in New Jersey. We are well-prepared for this market having recently completed the expansion of our Egg Harbor facility in anticipation of adult-use sales beginning this year. We have had a very successful launch and are looking forward to leveraging our expertise from New Jersey as we prepare for pending adult-use sales in New York and Connecticut. 2022 has started on strong footing for us and we remain committed to further delivering shareholder value as we execute on the significant growth opportunities ahead.”

Q1 2022 Financial Summary
(in thousands)

	Three Months Ended March 31,		YoY% Change	Three Months Ended Dec. 31, 2021	QoQ% Change
	2022	2021
Consolidated Revenue	$56,879	$38,393	48%	$58,098	(2)%
Gross Profit	29,510	20,621	43%	27,583	7%
% of revenue	52%	54%		48%

Total operating expenses	32,232	18,815	71%	63,210	(49)%
Net loss	(13,911)	(8,642)		(35,627)
Net loss attributable to Acreage	(12,694)	(7,809)		(40,351)
Adjusted EBITDA*	8,627	1,595		8,459
Total revenue for Q1 2022 was $56.9 million, an increase of $18.5 million or 48% compared to Q1 2021. The year-over-year growth was primarily driven by the acquisitions of Ohio, California, and Maine operations over the past 12 months, which was somewhat offset by revenue declines due to the divestiture of Florida operations in April 2021 and declines within the Company’s operations that are being held for sale. Additionally, total revenue for Q1 2022 declined sequentially by $1.2 million or 2% compared to the fourth quarter. Excluding the Company’s California and Oregon operations which are not considered core, however, revenue for the three months ended March 31, 2022, increased slightly by 0.5% on a sequential basis as the Company was able to overcome challenges associated with the pandemic and industry pricing pressures which negatively impacted revenues.

Total gross profit for Q1 2022 was $29.5 million, an increase of $8.9 million or 43% compared to Q1 2021. Growth in revenue and efficiencies achieved at Acreage’s production facilities drove the increase in gross profit. Total gross margin was 52% in Q1 2022 compared to 54% in the first quarter of 2021. Excluding other revenue which has no associated costs of goods sold and which included non-recurring revenue in the prior comparable period, gross margin improved from 50% for the three months ended March 31, 2021, to 52% for the three months ended March 31, 2022.
Total operating expenses for Q1 2022 increased by $13.4 million, or 71% to $32.2 million, from Q1 2021. Excluding equity-based compensation expenses, losses, write-downs and recoveries, impairments, and depreciation and amortization expenses, all of which are non-cash in nature, total operating expenses for the three months ended March 31, 2022, increased $3.6 million or 19% compared to the corresponding period of fiscal 2021. The rate of increase in operating expenditures was significantly lower than the rate of increase in revenues and is due to Acreage’s expanded operations through growth and acquisitions.
Adjusted EBITDA* for the first quarter of 2022 increased to $8.6 million, compared to Adjusted EBITDA* of $1.6 million in the first quarter of 2021 and a slight improvement from Adjusted EBITDA* of $8.5 million in the fourth quarter of 2021. Adjusted EBITDA from core operations*, which excludes markets where Acreage has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $9.3 million, indicating the Company's core markets are still being negatively impacted by its non-core operations. Consolidated EBITDA* for the first quarter of 2022 was $1.3 million, compared to a consolidated EBITDA* of $1.6 million in the previous year's comparable period.
Net loss attributable to Acreage for Q1 2022 was $(12.7) million, compared to $(7.8) million in the first quarter of 2021.

Balance Sheet and Liquidity
Acreage ended the quarter with $32.6 million in cash and cash equivalents. During Q4 2021, the Company secured a $150.0 million Credit Facility with a syndicate of lenders. Under the terms of the Credit Facility, $100.0 million was available for immediate use and a further $50.0 million is available in future periods under a committed accordion option once certain, predetermined milestones are achieved. Acreage intends to use the proceeds of the Credit Facility to fund expansion initiatives, repay existing debt, and provide additional working capital. As of March 31, 2022, $75.0 million was drawn under this facility. The remaining current availability under this facility of $25.0 million, together with cash and cash equivalents and restricted cash on hand of $32.6 million, provides funding of $57.6 million until December 31, 2022, at which time the Company expects the $50.0 million committed accordion to also be available.
Earnings Call
Management will host a conference call on May 6, 2022, at 10:00 a.m. ET to discuss the results in detail.

Webcast:	Click here
Dial-in:	Canada - 1-833-950-0062 (toll-free) or 1-226-828-7575 US - 1-844-200-6205 (toll-free) or 1-646-904-5544 International - +1-929-526-1599
Conference ID:	151731
The webcast will be archived and can be accessed via Acreage’s website at investors.acreageholdings.com.
About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, craft brand Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, dated March 11, 2022 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	March 31, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$32,619	$43,180
Restricted cash	95	1,098
Accounts receivable, net	6,795	8,202
Inventory	48,698	41,804
Notes receivable, current	2,222	7,104
Short-term investments	3,401	—
Assets held-for-sale	6,311	8,952
Other current assets	3,513	2,639
Total current assets	103,654	112,979

Long-term investments	36,014	35,226
Notes receivable, non-current	27,633	27,563
Capital assets, net	142,068	126,797
Operating lease right-of-use assets	24,571	24,598
Intangible assets, net	118,699	119,695
Goodwill	43,534	43,310
Other non-current assets	1,640	1,383
Total non-current assets	394,159	378,572
TOTAL ASSETS	$497,813	$491,551

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$26,255	$23,861
Taxes payable	30,643	24,572
Interest payable	2,562	1,432
Operating lease liability, current	2,343	2,145
Debt, current	7,370	1,583
Non-refundable deposits on sale	1,000	1,000
Liabilities related to assets held for sale	1,669	1,867
Other current liabilities	11,298	10,333
Total current liabilities	83,140	66,793

Debt, non-current	169,282	169,151
Operating lease liability, non-current	24,146	24,255
Deferred tax liability	26,727	27,082
Total non-current liabilities	220,155	220,488
TOTAL LIABILITIES	303,295	287,281

Members' equity	188,737	197,267
Non-controlling interests	5,781	7,003
TOTAL MEMBERS’ EQUITY	194,518	204,270

TOTAL LIABILITIES AND MEMBERS' EQUITY	$497,813	$491,551

US GAAP Statement Of Operations
US$ (thousands)	Q1'22	Q1'21
Retail revenue, net	$41,427	$25,847
Wholesale revenue, net	15,172	10,016
Other revenue, net	280	2,530
Total revenues, net	56,879	38,393
Cost of goods sold, retail	(20,768)	(13,082)
Cost of goods sold, wholesale	(6,601)	(4,690)
Total cost of goods sold	(27,369)	(17,772)
Gross profit	29,510	20,621

OPERATING EXPENSES
General and administrative	8,387	9,218
Compensation expense	14,195	10,362
Equity-based compensation expense	4,159	6,042
Marketing	697	12
Impairments, net	2,138	818
Write down (recovery) of assets held-for-sale	874	(8,616)
Loss on legal settlements	(25)	10
Depreciation and amortization	1,807	969
Total operating expenses	32,232	18,815

Net operating income (loss)	(2,722)	1,806

Income (loss) from investments, net	1,133	(144)
Interest income from loans receivable	417	1,465
Interest expense	(4,781)	(4,857)
Other loss, net	(10)	(1,566)
Total other loss	(3,241)	(5,102)

Loss before income taxes	(5,963)	(3,296)

Income tax expense	(7,948)	(5,346)

Net loss	(13,911)	(8,642)

Less: net loss attributable to non-controlling interests	(1,217)	(833)

Net loss attributable to Acreage Holdings, Inc.	$(12,694)	$(7,809)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.12)	$(0.08)

Weighted average shares outstanding - basic and diluted	106,900	102,343

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to fair value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs and (v) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'22	Q1'21
Net loss (GAAP)	$(13,911)	$(8,642)
Income tax expense	7,948	5,346
Interest expense (income), net	4,364	3,392
Depreciation and amortization	2,891	1,522
EBITDA (non-GAAP)*	$1,292	$1,618
Adjusting items:
Loss (income) from investments, net	(1,133)	144
Impairments, net	1,956	818
Loss on extraordinary events	182	—
Write down (recovery) of assets held-for-sale	874	(8,616)
Equity-based compensation expense	4,159	6,042
Legal settlements, net	(25)	10
Gain on business divestiture	(4)	—
Other non-recurring expenses	1,326	1,579
Adjusted EBITDA (non-GAAP)*	$8,627	$1,595

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'22	Q1'21
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(12,694)	$(7,809)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.12)	$(0.08)
Adjusting items:(1)
Loss (income) from investments, net	$(938)	$118
Impairments, net	1,619	667
Loss on extraordinary events	151	—
Write down (recovery) of assets held-for-sale	724	(7,031)
Equity-based compensation expense	3,443	4,930
Legal settlements, net	(21)	8
Gain on business divestiture	(3)	—
Other non-recurring expenses	1,098	1,288
Tax impact of adjustments above	(202)	259
Total adjustments	$5,871	$239
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(6,823)	$(7,570)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.06)	$(0.07)
Weighted average shares outstanding - basic and diluted	106,900	102,343
Weighted average NCI ownership %	17.21%	18.40%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.